                                                                 EXHIBIT 10.6


                           WARRANT ISSUANCE AGREEMENT


      THIS WARRANT ISSUANCE AGREEMENT (the "Agreement") is made effective as of December 16, 1999, by and between Accelerated Networks, Inc., a California corporation (the "Company") and Siemens Information and Communication Networks, Inc., a Delaware corporation (the "Purchaser").

                                 R E C I T A L S

      A. Company develops and manufactures certain network integration products ("Products").

      B. Purchaser desires to purchase Products from the Company, and the Company and Purchaser have entered into an Agreement for Purchase of Products dated January 21, 1999 (the "OEM Agreement") pursuant to which Purchaser may purchase Products from the Company;

      C. To provide an incentive to Purchaser to purchase its Products, Company desires to issue Purchaser warrants to purchase the Company's Common Stock, based on the amount of Products purchased by Purchaser pursuant to purchase orders issued under the OEM Agreement.

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

      1.    Issuance of Warrants.

            1.1 Warrants. Subject to the terms and conditions of this Agreement, Company agrees to issue to Purchaser at each Determination Date (as defined below), a warrant ("Warrant") to purchase shares of Common Stock of the Company. The form of each such Warrant shall be as set forth in Exhibit A hereto. The exercise price for, and the number of shares of, Common Stock issuable upon exercise of each Warrant shall be determined pursuant to Sections
1.3 and 1.4 below, respectively. Notwithstanding anything to the contrary herein, the aggregate number of shares of Common Stock issuable pursuant to the Warrants issued under this Agreement shall not exceed 150,000 (as adjusted for stock splits, dividends and recapitalizations, and excluding any additional shares issuable pursuant to anti-dilution adjustments contained herein).

            1.2 Determination Dates. Beginning with the fiscal quarter ending December 31, 1999 and ending with the fiscal quarter ending December 31, 2000, the Company shall, within forty-five (45) days after the end of each fiscal quarter within such period, determine in good faith (each such date of determination, a "Determination Date") whether Siemens' (as that term is defined in the OEM Agreement, including its permitted successors and assigns thereunder) Net Purchases for such fiscal quarter meets or exceeds the applicable Minimum

Threshold. If Siemens' Net Purchases meets or exceeds the applicable Minimum Threshold, the Company shall promptly issue Purchaser a Warrant to purchase the number of shares of Common Stock determined pursuant to Section 1.4 at the exercise price determined pursuant to Section 1.3. As used herein, the "Minimum Threshold" shall be (a) $4.0 million for the fiscal quarter ending December 31, 1999, (b) $6.0 million for the fiscal quarter ending March 31, 2000, and (c) $8.0 million for each fiscal quarter ending thereafter, up to and including the fiscal quarter ending December 31, 2000. Siemens' "Net Purchases" for any fiscal quarter shall mean the aggregate net purchase price of Products purchased by Siemens from the Company for such fiscal quarter, based on the date of shipment by the Company under the terms of the OEM Agreement and of any purchase order issued by Siemens thereunder; provided, that any purchases made by Siemens pursuant to that certain Purchase Order No. 8299000014 dated December 16, 1999 shall be deemed to have been made for the fiscal quarter ending December 31, 1999, even if the Products subject to such purchase order are shipped after December 31, 1999. If the Net Purchases for a fiscal quarter do not meet or exceed the applicable Minimum Threshold for such fiscal quarter, such purchases shall not be credited towards any future fiscal quarter in determining whether the Minimum Threshold for such future fiscal quarter is met.

            1.3 Exercise Price. If, on any Determination Date, the Company is required, pursuant to Section 1.2, to issue a Warrant to the Purchaser, the exercise price for each share of Common Stock issuable upon exercise of such Warrant shall be the price as determined below (as of the Determination Date):

            (a) If the Common Stock is traded on a securities exchange or through the Nasdaq National Market, the price shall be eighty percent (80%) of the average of the closing prices of the Common Stock on such exchange over the thirty (30) calendar day period ending three (3) days prior to the Determination Date;

            (b) If the Common Stock is not so traded but is actively traded over-the-counter, the price shall be eighty percent (80%) of the average of the closing bid or sale prices (whichever is applicable) of the Common Stock over the thirty (30) calendar day period ending three (3) days prior to the Determination Date; and

            (c) If there is no active public market, the price shall be one hundred percent (100%) of the fair market value of the Common Stock, as determined in good faith by a majority of the Board of Directors.

            1.4 Number of Shares. If, on any Determination Date, the Company is required, pursuant to Section 1.2, to issue a Warrant to the Purchaser, the number of shares of Common Stock such Warrant shall be exercisable for shall be determined as follows:

            (a) If the Determination Date is for the fiscal quarter ended December 31, 1999, the number of shares shall be equal to the amount determined by multiplying the Siemens' Net Purchases for such period by 0.05 and dividing the product thereof by the applicable Exercise Price determined pursuant to
Section 1.3.



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

            (b) If the Determination Date is for any fiscal quarter of the year 2000, the number of shares shall be equal to the amount determined by multiplying Siemens' Net Purchases for such period by 0.03 and dividing the product thereof by the applicable Exercise Price determined pursuant to Section 1.3.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

            2.1 Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of California and is duly qualified to do business in every jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or properties of the Company. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement.

            2.2 Authorization. The execution, delivery and performance of this Agreement and the Warrants have been duly authorized by the Company. This Agreement constitutes, and each of the Warrants issuable hereunder will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

            2.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the sale and issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Articles of Incorporation or Bylaws, each as amended, or any provision of any material mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, the breach of or default under which would have a material adverse effect upon the Company's business, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term; provided, however, that Securities may be subject to restrictions on transfer under state and/or federal securities laws and under that certain Investors' Rights Agreement dated as of May 15, 1998, as amended (the "Rights Agreement"), among the Company and certain of its shareholders, and that certain Amended and Restated Voting Agreement dated as of February 24, 1999 (the "Voting Agreement"), among the Company and certain of its shareholders.

            2.4 Valid Issuance of Stock. The Warrants, when issued and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be, duly and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances created by the Company. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance, are not subject to any preemptive



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

rights or rights of first refusal, and upon issuance in accordance with the terms of the Warrants, this Agreement and the Company's Articles of Incorporation, will be duly and validly issued, fully paid and nonassessable.

            2.5 Governmental Consents. Except for filings of notices required or permitted to be filed with certain federal and state securities commissions (which the Company agrees to timely file), no consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. Based in part on the representations of Purchaser set forth in Section 3 below, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and have been qualified or are exempt from qualifications under all applicable state securities qualification requirements.

            2.6 Third Party Consents. Except as set forth above in Section 2.5, all third party consents, approvals, orders or authorizations required to be obtained by the Company in connection with the consummation of the transactions contemplated herein have been obtained.

      3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

            3.1 Authorization. It has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

            3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any third party to sell, transfer or grant participations to such third party or to any third person, with respect to any of the Securities.

            3.3 Reliance Upon Purchasers' Representations. The Purchaser understands that the Securities are not registered under the Securities Act on the ground that the issuance of the Warrants hereunder and the issuance of Common Stock upon exercise thereof is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein. The Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention.



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

            3.4 Receipt of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

            3.5 Investment Experience. The Purchaser represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

            3.6 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

            3.7 Restricted Securities. The Purchaser understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Purchaser is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

            3.8 Legends. To the extent applicable, each certificate or other document evidencing any of the Warrants (and, as applicable, the shares of Common Stock issued upon exercise of the Warrants) shall be endorsed with the legends set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

            (a)   The following legend under the Act:

            "THIS WARRANT AND THE SHARES INTO WHICH IT IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO



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

      THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT
      REQUIRED.

            (b)   "THE TRANSFER OF THIS WARRANT IS SUBJECT TO
      RESTRICTIONS CONTAINED IN THE WARRANT ISSUANCE AGREEMENT DATED AS OF DECEMBER __, 1999, BETWEEN ACCELERATED NETWORKS, INC. AND SIEMENS INFORMATION AND COMMUNICATION NETWORKS, INC."

            (c) Any other legend required by applicable state or federal securities laws.

            3.9 Public Sale. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of any Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.9, the Rights Agreement and the Voting Agreement; provided, and to the extent, this Section and such agreements are then applicable, and:

            (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel from the Purchaser for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances and will not require opinions of counsel in transactions involving the transfer or distribution of Securities by the Purchaser to any direct or indirect subsidiary, parent or affiliate of the Purchaser.

      4.    General Provisions.

            4.1 Construction. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of California.

            4.2 Notices. All payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery or (ii) one day following the date sent by reputable overnight courier, or (iii) on the third business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested, to the parties at the following addresses or at such other address as shall be given in writing by a party to the other parties:

            Purchaser:     Siemens Information and Communication Networks, Inc.
                           900 Broken Sound Parkway
                           Boca Raton, Florida 33487
                           Attn:  Executive Vice President and Chief Financial
                                  Officer



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

            The Company:   Accelerated Networks, Inc.
                           301 Science Drive
                           Moorpark, CA  93021
                           Attn:  Chief Financial Officer

            4.3 Successors and Assigns. This Agreement, and the rights or obligations hereunder, may not be assigned without the prior written consent of the parties hereto, provided that an assignment by the Company of its rights and obligations hereunder to any person acquiring the Company by merger or acquiring all or substantially all of the assets of the Company shall not require the written consent of the Purchaser (without prejudice to any rights of Purchaser as a stockholder of the Company or under any other agreement with the Company), and provided that any assignment by the Purchaser of its rights and obligations hereunder to any Affiliate of the Purchaser shall not require the written consent of the Company. As used in this Section 4.3, an "Affiliate" of the Purchaser shall mean any entity which directly or indirectly wholly owns the Purchaser, is wholly-owned by the Purchaser, or is under the common ownership of all of the entities owning, directly or indirectly, all of the interests of each of the Purchaser and such other entities. An assignment by the Purchaser of its rights and obligations under this Agreement shall not imply, or be conditioned on, an assignment (to the same assignee or otherwise) of Siemens' rights and obligations under the OEM Agreement, the assignability of which shall be governed by the OEM Agreement. Subject to the foregoing sentence, this Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

            4.4 Severability. If any term, covenant or condition of this Agreement is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the Purchaser. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the party who is otherwise adversely affected by the failure to observe such term. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities, each future holder of all such Securities, and the Company.

            4.7 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

            4.8 Representation. By executing this Agreement, Purchaser acknowledges and agrees that Brobeck, Phleger & Harrison LLP represents the Company solely and that



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

Purchaser has had an opportunity to consult with its own attorney and tax advisor in connection with this Agreement and that Purchaser is responsible for determining the tax consequences of this transaction on Purchaser.

            4.9 Entire Agreement. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings.

            4.10 Option to Terminate. Notwithstanding anything herein to the contrary, in the event of the transfer of all or substantially all the assets of the Company to, or consolidation or merger of the Company with or into, any other entity, such other entity shall have the option to immediately terminate this Agreement and none of the parties hereto shall have any further obligation to any other party pursuant to this Agreement; provided, the foregoing shall not have any force or effect on any previously issued Warrants.



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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

COMPANY:

ACCELERATED NETWORKS, INC.,
a California corporation

By:   /s/ Frederic T. Boyer
   ----------------------------------
Print Name: Frederic T. Boyer
Title: Chief Financial Officer


PURCHASER:

SIEMENS INFORMATION AND
COMMUNICATION NETWORKS, INC.

By:   /s/ Dieter Diehn
   ----------------------------------
Print Name: Dieter Diehn
Title: Exec. V.P. & CFO

Address:  900 Broken Sound Parkway
          Boca Raton, FL 33487




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

                                    EXHIBIT A

                                 FORM OF WARRANT

THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS CONTAINED IN THE WARRANT ISSUANCE AGREEMENT DATED AS OF DECEMBER __, 1999, BETWEEN ACCELERATED NETWORKS, INC. AND SIEMENS INFORMATION AND COMMUNICATION NETWORKS, INC.

THIS WARRANT AND THE SHARES INTO WHICH IT IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           ACCELERATED NETWORKS, INC.

                               Warrant Certificate

Warrant Certificate No. ___



                              VOID AFTER 5:00 P.M.,
                                  PACIFIC TIME
                                December 31, 2001

      THIS CERTIFIES that, for value received, Siemens Information and Communication Networks, Inc. (the "Holder"), or its permitted assigns hereunder, is entitled, subject to the terms and conditions set forth below, to purchase from Accelerated Networks, Inc., a California corporation (hereinafter called the "Company"), at the Warrant Price (as defined below), from time to time, but in any event at or prior to 5:00 p.m. Pacific time on December 31, 2001, the Warrant Shares (as defined below).

      1.    Definitions.

            (a)   The "Warrant Price" shall be $_____ per Warrant Share.

            (b) The "Warrant Shares" issuable upon exercise of this Warrant shall be ____ shares of the Company's Common Stock.

            (c) The "Issuance Date" shall be the date this Warrant is issued as indicated on the signature page hereof.

      2.    Exercise of Warrant.

            (a) The exercise of the purchase rights in whole or in part evidenced by this Warrant shall be effected by: (a) (i) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Company at its principal offices and (ii) the delivery of the Warrant Price by check or bank draft payable to the Company's order or by wire transfer in immediately available funds for the number of shares for which the purchase rights hereunder are being exercised; or (b) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Net Exercise attached hereto, to the Company at its principal offices (the "Net Exercise Right"). Upon exercise of this Net Exercise Right, the Holder shall be entitled to receive that number of shares of the Company's Common Stock computed by using the following formula:

                            Y  =  X(A-B)
                                  ------
                                     A

Y = the number of Warrant Shares to be issued to the Holder based on this exercise.

A  =  the Fair Market Value (as defined below) of one share of the Company's
      Common Stock on the date of exercise of this Warrant.

B  =  The Warrant Price for one Warrant Share under this Warrant.

X = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

      If the above calculation results in a negative number, then no Warrant Shares shall be issued or issuable upon exercise of this Warrant pursuant to the Net Exercise Right.

      "Fair Market Value" of a Warrant Share shall mean:

            (1) If the Common Stock is traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the thirty (30) calendar day period ending three (3) days prior to the exercise date;

            (2) If the Common Stock is not so traded but is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) calendar day period ending three (3) days prior to the exercise date; and

            (3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by a majority of the Board of Directors.

      In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, shall be delivered to the Holder as soon as is reasonably practicable after the date in which the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. (All other terms and conditions of such new Warrant shall be identical to those contained herein, including, but not limited to the effective date hereof.) The person in whose name any certificate for shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the shares issued upon such exercise. If any fractional interest in a share would, except for the provision of this Section 2, be delivered upon such exercise, the Company, in lieu of delivery of a fractional share thereof, shall pay to the Holder an amount in cash equal to the current fair market value of such fractional share as determined as provided above.

      3. Stock Splits, Consolidation; Reservation of Shares; Issuance Tax and Closing of Books.

            3.1 If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by stock split, combination, reclassification or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such stock split, combination, reclassification or other change and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided herein.

            3.2 The Company will at all times through the expiration of the Warrant term, reserve and keep available out of its authorized capital stock solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares as shall then be issuable upon the exercise of this Warrant. The Company shall from time to time in accordance with applicable law increase the authorized amount of its capital stock if at any time the number of shares remaining unissued and available for issuance shall not be sufficient to permit exercise of this Warrant. The Company covenants that all shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting such action as may be necessary to assure that all such shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which shares of capital stock of the Company may be listed.

            3.3 The issuance of certificates for shares upon exercise of this Warrant shall be made without charge to the holder of this Warrant for any issuance tax in respect thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder of this Warrant.

            3.4 The Company will at no time close its transfer books against the transfer of the shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

            3.5   (a)   If the Company shall issue, after the Issuance Date, any
Additional Stock (as defined below) without consideration or for a consideration per share less than the Warrant Price, the Warrant Price shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the then-existing Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the then-existing Warrant Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. Upon any adjustment of the Warrant Price as provided above, the holder hereof shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment, and the denominator of which is the Warrant Price resulting from such adjustment. For purposes of the foregoing computation, the number of shares of Common Stock outstanding shall be deemed to include all shares of Common Stock actually outstanding and all shares of Common Stock deemed to be outstanding as a result of the application of Section 3.5(e).

                  (b) No adjustment of the Warrant Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (e)(iii) and (e)(iv), no adjustment of the Warrant Price pursuant to this Section 3.5 shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

                  (c) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (d) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                  (e) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 3.5.

                        (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3.5(c) and 3.5(d), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                        (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3.5(c) and 3.5(d).

                        (iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                        (iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                        (v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to (e)(i) and (e)(ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection (e)(iii) or (e)(iv).

                  (f) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 3.5(e) by the Company after the date this Warrant is issued other than

                        (i) Common Stock issued pursuant to a transaction described in Section 3.5(g) hereof,

                        (ii) shares of Common Stock or Common Stock Equivalents (as defined below) issuable or issued to employees, consultants, or directors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company,

                        (iii) shares of Common Stock or Common Stock Equivalents issued in connection with a bona fide business acquisition of or by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise,

                        (iv) shares of Common Stock or Common Stock Equivalents issued in connection with a bona fide lease transaction or bank financing approved by the Board of Directors,

                        (v) shares of Common Stock or Common Stock Equivalents issued to persons or entities with which the Company has a potential or existing customer or supplier relationship, so long as such issuance is approved by the Board of Directors, or

                        (vi) shares of Common Stock issued or issuable in a public offering in connection with which all outstanding shares of the Company's Preferred Stock will be converted to Common Stock.

                  (g) In the event the Company should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of

Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3.5(e).

                  (h) If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  (i) In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.5(g), then, in each such case for the purpose of this Section 3.5(i), the Holder shall be entitled to a proportionate share of any such distribution as though it were the holder of the number of shares of Common Stock of the Company into which this Warrant is exercisable as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                  (j) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction) provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(j) with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 3.5(j) (including adjustment of the Warrant Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

                  (k) In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, unless this Warrant shall have been exercised or terminated in accordance with its terms, the Holder of this Warrant shall continue to have the right to exercise this Warrant in accordance with its terms and upon such exercise to receive, in lieu of each share of Common

Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, mergers and transfers.

                  (l) Within fifteen (15) days following the occurrence of each adjustment or readjustment of the Warrant Price pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Warrant Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

      4.    Notice of Record Dates. In the event of:

            4.1 any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            4.2 any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other entity, or

            4.3 any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

            4.4 then and in each such event the Company will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record will be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholder, if either is required.

      5. No Stock Rights or Liabilities. Except as expressly provided herein, this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

No provision hereof, in the absence of actual exercise hereof by the holder hereof as provided herein, and no mere enumeration hereon of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      6. Notice of Proposed Transfers. The Holder, by acceptance hereof, agrees to comply in all respects with the provisions of Section 3.9 of the Warrant Issuance Agreement with respect to this Warrant and any Warrant Shares issued upon exercise thereof.

      7. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      8. Presentment. Prior to due presentment of this Warrant together with a completed assignment form attached hereto for registration of transfer, the Company may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      9. Notice. Notice or demand pursuant to this Warrant shall be sufficiently given or made, in accordance with the notice provisions set forth in Section 4.2 of the Warrant Issuance Agreement.

            9.1 Disputes. If the parties are unable, after good faith negotiations, which each hereby covenants to undertake, to resolve any dispute arising between them within fifteen (15) days after notice is given of such dispute, then the dispute will be referred to arbitration (which the parties agree is the exclusive means of resolving any such dispute) before one (1) arbitrator in Los Angeles County, California, or any other place mutually agreed upon by the parties hereto, in accordance with the applicable commercial arbitration rules then in effect of the American Arbitration Association (the "AAA Rules") (or any other form of arbitration mutually acceptable to the parties). The determination made in accordance with the AAA Rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive on the parties hereto, and the amount of the claim, if any, determined to exist shall be a valid claim and no further remedy shall be available to either party with respect to such dispute and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration award shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrator.

      10. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

      11. Successors, Assigns. Subject to the restrictions on transfer by Holder set forth in Section 7 hereof and in the Warrant Issuance Agreement, all the terms and provisions of the Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      12. Amendment. This Warrant is one of a series of warrants being issued pursuant to that certain Warrant Issuance Agreement dated as of December ____, 1999 (the "Warrant Issuance Agreement"). This Warrant may be modified or amended only by a writing signed by the Company and the holder of this Warrant.

      13. Severability. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.

Dated:  December ___, 1999                ACCELERATED NETWORKS, INC.
                                          a California corporation


                                          By:
                                             ----------------------------------
                                          Print Name:
                                                     --------------------------
                                          Title:
                                                -------------------------------

                     [SIGNATURE PAGE TO WARRANT CERTIFICATE]

                               NOTICE OF EXERCISE


(To be executed by the Warrant holder if he desires to exercise the Warrant in whole or in part)


To:   ACCELERATED NETWORKS, INC.


      The undersigned, whose Social Security or other identifying number is _____________, hereby irrevocably elects the right of purchase represented by the within warrant for, and to purchase thereunder, ___________________________ ___________________shares of securities provided for therein and tenders payment herewith to the order of





                           ACCELERATED NETWORKS, INC.

                                in the amount of




                                $_______________




The undersigned requests that certificates for such shares be issued as follows:


Name:
     --------------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

Deliver to:
           --------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------
and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:


                                          Address:
                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------


Dated:                      , 19
      ----------------------    ----





                                          Signature:
                                                    ---------------------------

                                          Print Name:
                                                     --------------------------

                                          (Signature must conform in all
                                          respects to the name of the Warrant
                                          holder as specified on the face of
                                          the Warrant, without alternation,
                                          enlargement or any change whatsoever)

                             NOTICE OF NET EXERCISE

To:   Accelerated Networks, Inc.
      301 Science Drive
      Moorpark, CA  _________.

            1. The undersigned hereby elects to exercise that portion of the attached Warrant representing the right to purchase __________________ shares of Common Stock of Accelerated Networks, Inc. ("Accelerated") and thereby acquire such number of shares of Common Stock as is determined pursuant to Section 2 of such Warrant, which exercise shall be effected pursuant to the terms of the attached Warrant.

            2     Please issue a certificate or certificates representing said shares in the name of the undersigned.

            3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

            4. If exercise of the attached Warrant is in connection with a merger or initial public offering of Accelerated, exercise shall occur upon the condition of, and simultaneously with, the consummation of such merger or initial public offering, as the case may be.


Date:                                     SIEMENS INFORMATION AND
     ------------------------
                                          COMMUNICATION NETWORKS, INC.



                                          By:
                                             ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------